Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Impel NeuroPharma, Inc. of our report dated March 29, 2022, with respect to the consolidated financial statements of Impel NeuroPharma, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 29, 2022